Exhibit 1.A.10(a)(ii)

Single Premium Variable Life Application
to Protective Life Insurance Company

Please Make Check Payable To:
Protective Life Insurance Company
P.O. Box 830771  Birmingham, AL 35283-0771

1.  PROPOSED INSURED

|_| Male       |_| Female

Name

Street Address

City	State	Zip

Phone Number	Tax I.D./Social Security No.

Birthdate Mo./Day/Yr.	Birthplace	Marital Status

2.  OWNER (If other than Proposed Insured)

|_| Male       |_| Female

Name

Street Address

City	State	Zip

Phone Number	Tax I.D./Social Security No.

Birthdate Mo./Day/Yr.	Birthplace	Marital Status

3.  PRIMARY BENEFICIARY  Name, Address, Relationship & Percentage

     CONTINGENT BENEFICIARY (If any)

4.  POLICY INFORMATION

|_| Protective Single Premium Plus
|_| Protective Preserver
Purchase Payment $_____________
Initial Face Amount $_____________

Proposed Insured: Have you used tobacco or nicotine of any kind over the last 12 months?	|_| YES	|_| NO

Long-Term Care Accelerated Death Benefit Rider?	|_| YES	|_| NO

Lapse Protection Rider? (Protective Preserver only)	|_| YES	|_| NO

5.	SIMPLIFIED UNDERWRITING for Protective Single Premium Plus Only. (If all answers are “NO,” do not complete Questions 6-7. If any answers are “YES,” please give details under Question 7 and continue by answering Question 6). For Protective Preserver, answer all questions.	YES	NO
Height_____________ Weight _____________
a.	Have you ever had or been treated for cancer, diabetes (whether or not on insulin), cardiovascular disease, heart murmur, high blood pressure, blood or circulatory disorder, stroke, Alzheimers, central nervous system disorders, Parkinsons, Multiple Sclerosis, paraplegia or respiratory disorders?	|_|	|_|
b.	In the past 5 years have you been diagnosed with or treated for a nervous or psychological disorder, attempted suicide, epilepsy, emphysema, kidney disease, liver disorder or been advised to limit or receive treatment for alcohol or drug abuse?	|_|	|_|
c.	Have you ever been diagnosed by a member of the medical profession as having AIDS (Acquired Immune Deficiency Syndrome), AIDS Related Complex or other immune deficiency disorders?	|_|	|_|
d.	Has any life or health insurance applied for ever been declined, postponed, or offered other than applied for?	|_|	|_|

6.	FULL UNDERWRITING Please answer all questions. Explain "YES" answers under Question 7.	YES	NO
a.	During the past 5 years have you consulted a physician or visited a clinic or hospital as a patient?	|_|	|_|
b.	Do you have any intention of traveling or residing outside the U.S. or Canada within the next two years? (If yes, state when, where and how long.)	|_|	|_|
c.	Have you participated in the past 2 years in any type of aviation (other than as a passenger), vehicle racing, sky or scuba diving or hang gliding?	|_|	|_|
d.	Have you in the past 2 years been convicted of any motor vehicle moving violations or had your license suspended? (If yes, give date, violation, license number and state of license.)	|_|	|_|
e.	Have you ever been treated for convulsions, brain or spinal cord disorders?	|_|	|_|
f.	Have you ever been treated for any disease of the bones, lymph glands, stomach, intestines?	|_|	|_|

7.  DETAILS OF ALL “YES” ANSWERS

Question Number	Date of Occurrence	Details, Diagnosis, Treatment, Medication, Results	Duration	Names & Address of Doctors, Hospitals & Medical Facilities Consulted

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8.  LIFE INSURANCE IN FORCE (Including Business Insurance): If none, insert “none”

Company	Year Issued	Life Amount	Accidental Death Amount	Existing Loan? State Amount	To Be Replaced?

9.  COMPLETE IF APPLYING FOR LONG-TERM CARE ACCELERATED DEATH BENEFIT RIDER:

Do you have another long-term care insurance policy or certificate in force (including health care service contract, health maintenance organization contract)?

Did you have another long-term care insurance policy or certificate in force during the last 12 months?

      If so, with which company?

      If that policy or certificate lapsed, when did it lapse?

Are you covered by Medicaid?

10.  TELEPHONE TRANSFERS

Protective will not be responsible for any loss, liability, cost or expense for acting on telephone instructions.
|_|	By checking this box, I authorize the Company to honor my telephone instructions to transfer account values among Sub-accounts.
|_|	By checking this box, I authorize the Company to honor telephone instructions from the Registered Representative who signs this application to transfer account values among Sub-accounts.

REMARKS:

Home Office Endorsement:

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11.	PREMIUM PAYMENT ALLOCATION: Select the allocation for your premium payments. (If no allocation is specified, all proceeds will be allocated to the Oppenheimer Money Fund/VA.)
Model Portfolios (check one model portfolio OR make your individual selections in the section below)
_____ Aggressive Growth _____ Growth	_____ Growth and Income _____ Balanced

You may also select the sub-accounts from which your monthly charges (other than Mortality & Expense) will be deducted.
(If no designation, charges will be deducted as stated in the prospectus.)

Premium Allocation	Monthly Deduction Allocation	Goldman Sachs Asset Management Protective Investment Company
_____%	_____%	International Equity Fund
_____%	_____%	Small Cap Value Fund
_____%	_____%	Capital Growth Fund
_____%	_____%	CORESM U.S. Equity Fund
_____%	_____%	Growth and Income Fund
_____%	_____%	Global Income Fund
MFS Investment Management® MFS® Variable Insurance TrustSM
_____%	_____%	New Discovery Series
_____%	_____%	Emerging Growth Series
_____%	_____%	Investors Growth Stock Series
_____%	_____%	Research Series
_____%	_____%	Utilities Series
_____%	_____%	Investors Trust Series
_____%	_____%	Total Return Series
OppenheimerFunds, Inc. Oppenheimer Variable Account Funds
_____%	_____%	Global Securities Fund/VA
_____%	_____%	Aggressive Growth Fund/VA
_____%	_____%	Capital Appreciation Fund/VA
_____%	_____%	Main Street Growth & Income Fund/VA
_____%	_____%	Strategic Bond Fund/VA
_____%	_____%	High Income Fund/VA
_____%	_____%	Money Fund/VA
Van Kampen Asset Management Inc. Van Kampen Life Investment Trust
_____%	_____%	Emerging Growth Portfolio
_____%	_____%	Enterprise Portfolio
_____%	_____%	Comstock Portfolio
_____%	_____%	Growth and Income Portfolio
_____%	_____%	Strategic Stock Portfolio
_____%	_____%	Asset Allocation Portfolio
Calvert Asset Management Company, Inc. Calvert Variable Series, Inc.
_____%	_____%	Social Balanced Portfolio
Fidelity Management & Research Company Fidelity® Variable Insurance Products Funds
_____%	_____%	VIP Index 500 Portfolio, SC
_____%	_____%	VIP Growth Portfolio, SC
_____%	_____%	VIP Contrafund ® Portfolio, SC
Protective Life General Account
_____%	_____%	Fixed Account
_____%	_____%	DCA Fixed Account	(For Dollar Cost Averaging as "Source Fund" only, 12 month maximum.)
Other
_____%	_____%	________________________________________
_____%	_____%	________________________________________

Total Allocations above must equal 100%

12. DOLLAR COST AVERAGING

Transfer the amount indicated below
 |_|  Monthly     |_|  Quarterly
_________ Months (Minimum 12 months)

Day of Month ______________
                           (1st – 28th, please)

From Source Fund	Amount (Sub-account minimum $5,000)
_____________________	$__________

To Destination Fund	Amount (Minimum $100)
_____________________	$__________
_____________________	$__________
_____________________	$__________
_____________________	$__________
_____________________	$__________
_____________________	$__________
_____________________	$__________

13. PORTFOLIO REBALANCING

Rebalancing to begin on _____/_____/_____
                                                            (date)

(Rebalancing due date can only be days 1-28)

Rebalancing should occur:  |_|  Quarterly      |_|  Semi-Annually      |_|  Annually

The variable contract value will be automatically rebalanced to the current premium payment allocations. Therefore, purchases made to specific funds will also be rebalanced.

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DECLARATIONS: I represent that all statements and answers made in all parts of this application are full, complete and true to the best of my knowledge and belief. It is agreed that:
(a)	All such statements and answers shall be the basis of any insurance issued.
(b)	No agent or medical examiner can make, alter or discharge any contract, accept risks, or waive the Company's rights or requirements.
(c)	No insurance shall take effect unless: (1) a policy is delivered to the Owner; (2) the full first premium is paid while the Proposed Insured is alive; and (3) there has been no change in health and insurability from that described in this application. However, if the premium is paid as set forth in the attached Conditional Receipt Agreement and that Agreement is delivered to the Owner, the terms of the Conditional Receipt Agreement shall apply.
(d)

Acceptance of a policy by the Owner shall constitute ratification of any changes made by the Company under “Home Office Endorsements.” In those states where it is required, changes as to plan, amount, age at issue, classification or benefits will be made only with the Owner's written consent.

AUTHORIZATION: The Proposed Insured hereby authorizes any licensed physician, medical practitioner, hospital, clinic, or other medically related facility, insurance company, the Medical Information Bureau (MIB), consumer reporting agencies (CRA) or other organization, institution or person, that has any records or knowledge of my health, to give to Protective Life Insurance Company (Protective Life), its CRA or its reinsurer any such information. A photographic copy of this authorization shall be as valid as the original. Protective Life can give information to its affiliates, MIB, consumer reporting agencies, and its reinsurers. Protective Life can also give it to persons doing services for it, or to other insurers. This is true only if it is in connection with my application and claim. Protective Life can disclose non-sensitive information to the agent representing me on this application only when it is necessary to provide an explanation of the reasons for the Company’s decision to require special underwriting requirements or whenever my application cannot be approved as applied. I also hereby authorize Protective Life to draw and test my blood and urine as may be necessary to underwrite my application for insurance coverage. The tests to be performed, may include, but are not limited to, tests for cholesterol and related blood lipids, diabetes, liver or kidney disorders, the presence of antibodies to the Human Immunodeficiency Virus (HIV) that has been associated with Acquired Immune Deficiency Syndrome (AIDS). If I have been tested, diagnosed, or treated for HIV (AIDS Virus), sexually transmitted diseases, psychiatric disorders, mental health or drug and/or alcohol use, Protective Life is specifically authorized to release all health care information relating to such diagnosis, testing, or treatment. Without a court order, state or federal law to the contrary, or a written authorization by us, these blood and urine test results will be held in the strictest confidence and made known only to Protective Life, its reinsurers, MIB. Protective Life can also give these tests results to other insurers. This is true only if it is in connection with my/our application.This authorization shall be valid for 30 months from the date shown below, or, in the event of a claim benefits, the duration of such claim. Upon request, I or my authorized representative will be given a copy of this authorization.

Do you want to be interviewed if an investigative consumer report will be made?	|_| Yes	|_| No
Do you believe that this policy will meet your insurance needs and financial objectives?	|_| Yes	|_| No
Did you receive the prospectus for the policy applied for and the prospectus for each of the funds?	|_| Yes	|_| No
Do you understand that the amount and duration of the death benefit and the amount of policy values may vary, depending on the investment experience of the variable accounts?	|_| Yes	|_| No
Are you purchasing this insurance to replace or change any inforce life insurance, annuities, long-term care insurance or health insurance policies or will the premium for this policy be funded by a withdrawal from an existing life insurance policy or annuity?	|_| Yes	|_| No
If Yes, Company(ies) _____________________________________________ If life insurance or annuities, estimated transfer amount $________________	|_| Yes	|_| No
If we are unable to issue a life insurance policy, do you wish to apply for a deferred annuity?	|_| Yes	|_| No

Any person who knowingly with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties, according to state law.

Signed At ___________________________ (City and State)	(X) _________________________________________ Proposed Insured (Sign Name in Full)

Date _______________________________	(X) _________________________________________ Applicant/Owner(s) (if other than Proposed Insured)

(X) ________________________________ Witness to All Signatures	(X) _________________________________________ Signature of Parent or Guardian (if applicable)

If the Owner is a Corporation, Partnership or Trust, a Corporate Officer, Partner or the Trustee must sign and state title. If Joint Owner(s), both Owner(s) must sign.

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